Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement and Post-Effective Amendment No. 1 on Form S-3 (Nos. 333-36415 and 33-44380), the Registration Statements on Form S-3 (Nos. 333-67606, 333-61624, 333-43890 and 333-36415), the Amendment No. 1 to Registration Statement on Form S-3 (No. 333-104627), the Registration Statements on Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362, 33-62648, 333-117382, 333-42231 and 333-52175), and the Post-Effective Amendment No. 4 on Form S-8 to the Registration Statement on Form S-4 (No. 333-86061) of Phelps Dodge Corporation of our report dated March 7, 2005 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
March 7, 2005